Exhibit 99.1

January 25, 2024

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports fourth quarter and full year 2023 results
Announced agreement to acquire Hawaiian Airlines
Achieved record annual operating revenue of $10.4 billion

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported financial results for the fourth quarter and full year ended December 31, 2023.
“Air Group's 2023 accomplishments were significant," said CEO Ben Minicucci. “I want to thank our people for delivering a reliable operation, industry-leading cost performance, and a strong 7.5% adjusted pretax margin. As we navigate early 2024, we remain steadfast in our commitment to safety, providing a premium experience for our guests, and delivering durable financial performance. I am also grateful for how the team has rallied together to demonstrate tremendous professionalism and care in the midst of a challenging start to 2024 for them and our guests. Alaska is a resilient company with a track record of operational excellence, and we are confident in the plans we have laid out to ensure that success moving forward."

Financial Results:
•Reported net loss for the fourth quarter and net income for the full year 2023 under Generally Accepted Accounting Principles (GAAP) of $2 million, or $0.02 per share, and $235 million, or $1.83 per diluted share. These results compare to net income for the fourth quarter and full year 2022 of $22 million, or $0.17 per diluted share, and $58 million, or $0.45 per diluted share.
•Reported net income for the fourth quarter and full year 2023, excluding special items and mark-to-market fuel hedge accounting adjustments, of $38 million, or $0.30 per diluted share, and $583 million, or $4.53 per diluted share. These results compare to net income for the fourth quarter and full year 2022, excluding special items and mark-to-market fuel hedge accounting adjustments, of $118 million, or $0.92 per diluted share, and $556 million, or $4.35 per diluted share.
•Generated an adjusted pretax margin of 7.5% for the full year 2023, among the highest in the industry.
•Recorded $2.6 billion in operating revenue for the fourth quarter, and a record $10.4 billion for the full year 2023.
•Reduced CASM excluding fuel and special items by 6.6% in the fourth quarter and 2.6% in the full year compared to 2022.
•Generated $1.1 billion in operating cash flow for the full year 2023.
•Repurchased approximately 2 million shares of common stock for $75 million in the fourth quarter, bringing total repurchases to approximately 3.5 million shares for $145 million for the full year 2023.
•Recognized more than $400 million in bank card partner commissions in the fourth quarter and $1.6 billion for the full year 2023, representing a 13% year-over-year increase compared to the full year 2022.
•Air Group employees earned $200 million of incentive pay in 2023 by achieving profitability, sustainability, operational, and safety targets. The payout represents more than three weeks of pay for most employees.

•Received an investment grade credit rating of "Baa3" from Moody's Investors Service, citing the Company's "strong business profile and conservative financial policy."

Balance Sheet and Liquidity:
•Ended the year with a debt-to-capitalization ratio of 46%, within the target range of 40% to 50%.
•Repaid $40 million in debt in the fourth quarter, bringing total debt payments to $282 million for the full year 2023.

Operational Updates:
•Agreed to purchase Hawaiian Airlines for $18 per share in cash. The proposed combined airline will preserve both the Alaska and Hawaiian brands and provide guests with an expanded network across the Pacific.
•Placed our first 737-800 freighter into operating service, with a second 737-800 freighter expected to be delivered in the first quarter of 2024.
•Announced Alaska's 30th global airline partner, Porter Airlines, opening new opportunities for guests to travel to Canada from the West Coast.
•Announced new routes beginning in 2024, including: Seattle-Toronto, Anchorage-New York JFK, Anchorage-San Diego, and Portland-Nashville.
•Enhanced partnership with Condor Airlines with a bilateral codeshare agreement that enables Alaska and Condor to sell each other's flights.
•Completed sale of ten Airbus A321neos to American Airlines, with eight transactions occurring in the fourth quarter and two in January.
•Introduced inflight contactless payment Tap to Pay, an industry first, providing customers with an easier option to make purchases while flying.

737-9 MAX Grounding:
•Preparing to complete the final inspections on all of our 737-9 MAX aircraft. Each aircraft will be returned to service after the inspection has been completed and any findings resolved.
•Completed requested inspections of all 737-900ER aircraft with only one minor finding which was immediately corrected.
•Initiated a thorough review of Boeing's production quality and control systems, including Boeing's production vendor oversight to enhance quality control on new aircraft.
•Began enhanced quality oversight program at the Boeing production facility, expanding our team to validate work and quality of our aircraft as they progress through the manufacturing process.

Environmental, Social, and Governance Updates:
•Partnered with climate-tech company CHOOOSE to offer guests the ability to purchase sustainable aviation fuel credits or support nature-based climate projects upon check-out.
•Through Alaska's Care Miles program, Mileage Plan members donated over 100 million miles to 22 different charities in 2023.

Awards and Recognition:
•Named Worldwide Airline of the Year by the Centre for Aviation at the World Aviation Summit in Abu Dhabi.

•Achieved a score of 100 on the Human Rights Foundation's 2023-2024 Corporate Equity Index in recognition of Alaska's policies and practices supporting LGBTQ+ workplace equality.

The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and twelve months ended December 31, 2023 and 2022 to adjusted amounts.

	Three Months Ended December 31,
	2023		2022
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$(2)	$(0.02)	$22	$0.17
Mark-to-market fuel hedge adjustments	12	0.09	12	0.09
Special items - fleet transition and other(a)	37	0.29	120	0.93
Special items - labor and related(b)	—	—	(6)	(0.04)
Special items - net non-operating(c)	4	0.03	—	—
Income tax effect of reconciling items above	(13)	(0.09)	(30)	(0.23)
Non-GAAP adjusted net income per share	$38	$0.30	$118	$0.92

	Twelve Months Ended December 31,
	2023		2022
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$235	$1.83	$58	$0.45
Mark-to-market fuel hedge adjustments	(2)	(0.02)	76	0.60
Special items - fleet transition and other(a)	392	3.05	496	3.88
Special items - labor and related(b)	51	0.40	84	0.66
Special items - net non-operating(c)	18	0.14	—	—
Income tax effect of reconciling items above	(111)	(0.87)	(158)	(1.24)
Non-GAAP adjusted net income per share	$583	$4.53	$556	$4.35
(a) Special items - fleet transition and other in the three and twelve months ended December 31, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023, and for a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement in the third quarter of 2022.
(c) Special items - net non-operating in the three and twelve months ended December 31, 2023 is for interest expense associated with certain A321neo lease agreements which were modified as part of Alaska's fleet transition.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the fourth quarter and full year results will be streamed online at 8:30 a.m. PST on January 25, 2024. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, the Bahamas, Belize, Canada, Costa Rica, Guatemala and Mexico. We offer our guests a premium flying experience with award-winning customer service and an industry-leading loyalty program, Mileage Plan. With our fellow oneworld Alliance members and additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per-share amounts)	2023	2022	Change	2023	2022	Change
Operating Revenue
Passenger revenue	$2,326	$2,264	3%	$9,526	$8,808	8%
Mileage Plan other revenue	165	157	5%	648	590	10%
Cargo and other revenue	62	58	7%	252	248	2%
Total Operating Revenue	2,553	2,479	3%	10,426	9,646	8%

Operating Expenses
Wages and benefits	782	709	10%	3,041	2,640	15%
Variable incentive pay	51	117	(56)%	200	257	(22)%
Aircraft fuel, including hedging gains and losses	709	668	6%	2,641	2,668	(1)%
Aircraft maintenance	121	93	30%	488	424	15%
Aircraft rent	47	69	(32)%	208	291	(29)%
Landing fees and other rentals	178	146	22%	680	581	17%
Contracted services	99	86	15%	389	329	18%
Selling expenses	72	77	(6)%	303	295	3%
Depreciation and amortization	121	105	15%	451	415	9%
Food and beverage service	65	54	20%	241	197	22%
Third-party regional carrier expense	54	37	46%	218	182	20%
Other	185	181	2%	729	717	2%
Special items - fleet transition and other	37	120	(69)%	392	496	(21)%
Special items - labor and related	—	(6)	(100)%	51	84	(39)%
Total Operating Expenses	2,521	2,456	3%	10,032	9,576	5%
Operating Income	32	23	39%	394	70	NM
Non-operating Income (Expense)
Interest income	18	18	—	80	53	51%
Interest expense	(31)	(24)	29%	(121)	(108)	12%
Interest capitalized	6	6	—	27	14	93%
Special items - net non-operating	(4)	—	NM	(18)	—	NM
Other - net	(17)	12	NM	(39)	50	(178)%
Total Non-operating Income (Expense)	(28)	12	NM	(71)	9	NM
Income Before Income Tax	4	35		323	79
Income tax expense	6	13		88	21
Net Income (Loss)	$(2)	$22		$235	$58

Basic Earnings (Loss) Per Share	$(0.02)	$0.17		$1.84	$0.46
Diluted Earnings (Loss) Per Share	$(0.02)	$0.17		$1.83	$0.45

Shares used for computation:
Basic	127.376	127.303		127.375	126.657
Diluted	127.376	128.470		128.708	127.899

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions)	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$281	$338
Marketable securities	1,510	2,079
Total cash and marketable securities	1,791	2,417
Receivables - net	383	296
Inventories and supplies - net	116	104
Prepaid expenses	176	163
Other current assets	239	60
Total Current Assets	2,705	3,040

Property and Equipment
Aircraft and other flight equipment	10,425	9,053
Other property and equipment	1,814	1,661
Deposits for future flight equipment	491	670
	12,730	11,384
Less accumulated depreciation and amortization	4,342	4,127
Total Property and Equipment - Net	8,388	7,257

Other Assets
Operating lease assets	1,195	1,471
Goodwill and intangible assets	2,033	2,038
Other noncurrent assets	292	380
Total Other Assets	3,520	3,889

Total Assets	$14,613	$14,186

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions except share amounts)	2023	2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$207	$221
Accrued wages, vacation and payroll taxes	584	619
Air traffic liability	1,136	1,180
Other accrued liabilities	800	846
Deferred revenue	1,221	1,123
Current portion of operating lease liabilities	158	228
Current portion of long-term debt and finance leases	353	276
Total Current Liabilities	4,459	4,493

Long-Term Debt, Net of Current Portion	2,182	1,883

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,125	1,393
Deferred income taxes	695	574
Deferred revenue	1,382	1,374
Obligation for pension and post-retirement medical benefits	362	348
Other liabilities	295	305
Total Noncurrent Liabilities	3,859	3,994

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2023 - 138,960,830 shares; 2022 - 136,883,042 shares, Outstanding: 2023 - 126,090,353 shares; 2022 - 127,533,916 shares	1	1
Capital in excess of par value	695	577
Treasury stock (common), at cost: 2023 - 12,870,477 shares; 2022 - 9,349,944 shares	(819)	(674)
Accumulated other comprehensive loss	(299)	(388)
Retained earnings	4,535	4,300
	4,113	3,816
Total Liabilities and Shareholders' Equity	$14,613	$14,186

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Year Ended December 31, 2023	Nine Months Ended September 30, 2023(a)	Three Months Ended December 31, 2023(b)
Cash Flows from Operating Activities:
Net income (loss)	$235	$237	$(2)
Non-cash reconciling items	958	798	160
Changes in working capital	(143)	68	(211)
Net cash provided by (used in) operating activities	1,050	1,103	(53)

Cash Flows from Investing Activities:
Property and equipment additions	(1,494)	(991)	(503)
Other investing activities	531	181	350
Net cash used in investing activities	(963)	(810)	(153)

Cash Flows from Financing Activities	(148)	12	(160)

Net increase (decrease) in cash and cash equivalents	(61)	305	(366)
Cash, cash equivalents, and restricted cash at beginning of period	369	369	674
Cash, cash equivalents, and restricted cash at end of period	$308	$674	$308
(a) As reported in Form 10-Q for the third quarter of 2023.
(b) Cash flows for the three months ended December 31, 2023 can be calculated by subtracting cash flows for the nine months ended
September 30, 2023, as reported in Form 10-Q for the third quarter 2023, from the year ended December 31, 2023.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,903	10,331	6%	44,557	41,468	7%
RPMs (000,000) "traffic"	14,153	12,855	10%	57,362	51,330	12%
ASMs (000,000) "capacity"	17,077	15,030	14%	68,524	60,773	13%
Load factor	82.9%	85.5%	(2.6) pts	83.7%	84.5%	(0.8) pts
Yield	16.43¢	17.61¢	(7)%	16.61¢	17.16¢	(3)%
RASM	14.95¢	16.49¢	(9)%	15.21¢	15.87¢	(4)%
CASMex(b)	10.40¢	11.14¢	(7)%	10.14¢	10.41¢	(3)%
Economic fuel cost per gallon(b)	$3.42	$3.55	(4)%	$3.21	$3.42	(6)%
Fuel gallons (000,000)	204	185	10%	824	758	9%
ASMs per gallon	83.7	81.2	3%	83.2	80.2	4%
Departures (000)	103	95	8%	414	404	2%
Average full-time equivalent employees (FTEs)	23,117	23,195	—	23,319	22,564	3%
Mainline Operating Statistics:
Revenue passengers (000)	8,572	8,237	4%	35,307	31,795	11%
RPMs (000,000) "traffic"	13,008	11,994	8%	52,975	46,812	13%
ASMs (000,000) "capacity"	15,708	14,004	12%	63,292	55,224	15%
Load factor	82.8%	85.6%	(2.8) pts	83.7%	84.8%	(1.1) pts
Yield	15.03¢	16.39¢	(8)%	15.28¢	15.92¢	(4)%
RASM	13.79¢	15.49¢	(11)%	14.12¢	14.91¢	(5)%
CASMex(b)	9.54¢	10.05¢	(5)%	9.23¢	9.45¢	(2)%
Economic fuel cost per gallon(b)	$3.38	$3.52	(4)%	$3.18	$3.40	(6)%
Fuel gallons (000,000)	175	163	7%	713	646	10%
ASMs per gallon	89.8	85.9	5%	88.8	85.5	4%
Departures (000)	66	62	6%	268	244	10%
Average full-time equivalent employees (FTEs)	17,966	17,792	1%	18,129	17,224	5%
Aircraft utilization	11.2	9.9	13%	11.4	9.9	15%
Average aircraft stage length	1,409	1,341	5%	1,387	1,347	3%
Operating fleet(d)	231	225	6 a/c	231	225	6 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,331	2,094	11%	9,250	9,673	(4)%
RPMs (000,000) "traffic"	1,145	861	33%	4,387	4,518	(3)%
ASMs (000,000) "capacity"	1,369	1,027	33%	5,232	5,549	(6)%
Load factor	83.6%	83.9%	(0.3) pts	83.8%	81.4%	2.4 pts
Yield	32.41¢	34.66¢	(6)%	32.57¢	29.97¢	9%
RASM	28.08¢	30.08¢	(7)%	28.26¢	25.34¢	12%
Departures (000)	37	33	12%	146	160	(9)%
Operating fleet(d)	83	86	(3) a/c	83	86	(3) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,954	$372	$—	$—	$2,326	$—	$2,326
CPA revenue	—	—	100	(100)	—	—	—
Mileage Plan other revenue	152	13	—	—	165	—	165
Cargo and other revenue	60	—	—	2	62	—	62
Total Operating Revenue	2,166	385	100	(98)	2,553	—	2,553
Operating Expenses
Operating expenses, excluding fuel	1,499	289	84	(97)	1,775	37	1,812
Fuel expense	592	105	—	—	697	12	709
Total Operating Expenses	2,091	394	84	(97)	2,472	49	2,521
Non-operating Income (Expense)	(12)	—	(12)	—	(24)	(4)	(28)
Income (Loss) Before Income Tax	$63	$(9)	$4	$(1)	$57	$(53)	$4
Pretax Margin					2.2%		0.2%

	Three Months Ended December 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,966	$298	$—	$—	$2,264	$—	$2,264
CPA revenue	—	—	71	(71)	—	—	—
Mileage Plan other revenue	146	11	—	—	157	—	157
Cargo and other revenue	58	—	—	—	58	—	58
Total Operating Revenue	2,170	309	71	(71)	2,479	—	2,479
Operating Expenses
Operating expenses, excluding fuel	1,408	243	92	(69)	1,674	114	1,788
Fuel expense	572	84	—	—	656	12	668
Total Operating Expenses	1,980	327	92	(69)	2,330	126	2,456
Non-operating Income (Expense)	18	—	(7)	1	12	—	12
Income (Loss) Before Income Tax	$208	$(18)	$(28)	$(1)	$161	$(126)	$35
Pretax Margin					6.5%		1.4%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Twelve Months Ended December 31, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$8,097	$1,429	$—	$—	$9,526	$—	$9,526
CPA revenue	—	—	374	(374)	—	—	—
Mileage Plan other revenue	599	49	—	—	648	—	648
Cargo and other revenue	244	—	—	8	252	—	252
Total Operating Revenue	8,940	1,478	374	(366)	10,426	—	10,426
Operating Expenses
Operating expenses, excluding fuel	5,841	1,121	344	(358)	6,948	443	7,391
Fuel expense	2,264	379	—	—	2,643	(2)	2,641
Total Operating Expenses	8,105	1,500	344	(358)	9,591	441	10,032
Non-operating Income (Expense)	(15)	—	(41)	3	(53)	(18)	(71)
Income (Loss) Before Income Tax	$820	$(22)	$(11)	$(5)	$782	$(459)	$323
Pretax Margin					7.5%		3.1%

	Twelve Months Ended December 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$7,454	$1,354	$—	$—	$8,808	$—	$8,808
CPA revenue	—	—	359	(359)	—	—	—
Mileage Plan other revenue	538	52	—	—	590	—	590
Cargo and other revenue	244	—	—	4	248	—	248
Total Operating Revenue	8,236	1,406	359	(355)	9,646	—	9,646
Operating Expenses
Operating expenses, excluding fuel	5,216	1,085	383	(356)	6,328	580	6,908
Fuel expense	2,195	397	—	—	2,592	76	2,668
Total Operating Expenses	7,411	1,482	383	(356)	8,920	656	9,576
Non-operating Income (Expense)	30	—	(22)	1	9	—	9
Income (Loss) Before Income Tax	$855	$(76)	$(46)	$2	$735	$(656)	$79
Pretax Margin					7.6%		0.8%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended December 31,				Twelve Months Ended December 31,
(in cents)	2023		2022		2023		2022
Consolidated:
CASM	14.76	¢	16.34	¢	14.64	¢	15.76	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.15		4.44		3.85		4.39
Special items - fleet transition and other(a)	0.21		0.80		0.57		0.82
Special items - labor and related(b)	—		(0.04)		0.08		0.14
CASM excluding fuel and special items	10.40	¢	11.14	¢	10.14	¢	10.41	¢

Mainline:
CASM	13.63	¢	14.95	¢	13.51	¢	14.42	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.85		4.17		3.57		4.11
Special items - fleet transition and other(a)	0.24		0.77		0.63		0.71
Special items - labor and related(b)	—		(0.04)		0.08		0.15
CASM excluding fuel and special items	9.54	¢	10.05	¢	9.23	¢	9.45	¢
(a) Special items - fleet transition and other in the three and twelve months ended December 31, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023 and for a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement in the third quarter of 2022.

Fuel Reconciliation
	Three Months Ended December 31,
	2023		2022
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$679	$3.33	$657	$3.55
Losses (gains) on settled hedges	18	0.09	(1)	—
Consolidated economic fuel expense	$697	$3.42	$656	$3.55
Mark-to-market fuel hedge adjustment	12	0.06	12	0.06
GAAP fuel expense	$709	$3.48	$668	$3.61
Fuel gallons		204		185

	Twelve Months Ended December 31,
	2023		2022
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$2,579	$3.13	$2,761	$3.64
Losses (gains) on settled hedges	64	0.08	(169)	(0.22)
Consolidated economic fuel expense	$2,643	$3.21	$2,592	$3.42
Mark-to-market fuel hedge adjustment	(2)	—	76	0.10
GAAP fuel expense	$2,641	$3.21	$2,668	$3.52
Fuel gallons		824		758

Debt-to-capitalization, including operating and financing leases
(in millions)	December 31, 2023	December 31, 2022
Long-term debt, net of current portion	$2,182	$1,883
Capitalized operating leases	1,283	1,621
Capitalized finance leases(a)	64	—
Adjusted debt, net of current portion of long-term debt	$3,529	$3,504
Shareholders' equity	4,113	3,816
Total Invested Capital	$7,642	$7,320

Debt-to-capitalization ratio, including operating and finance leases	46%	48%
(a) To best reflect our leverage at December 31, 2023, we included our capitalized finance lease balances, which are recognized within the Current portion of long-term debt and finance leases line in the condensed consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	December 31, 2023	December 31, 2022
Current portion of long-term debt and finance leases	$353	$276
Current portion of operating lease liabilities	158	228
Long-term debt	2,182	1,883
Long-term operating lease liabilities, net of current portion	1,125	1,393
Total adjusted debt	3,818	3,780
Less: Total cash and marketable securities	(1,791)	(2,417)
Adjusted net debt	$2,027	$1,363

(in millions)	Year Ended December 31, 2023	Year Ended December 31, 2022
GAAP Operating Income	$394	$70
Adjusted for:
Special items	443	580
Mark-to-market fuel hedge adjustments	(2)	76
Depreciation and amortization	451	415
Aircraft rent	208	291
EBITDAR	$1,494	$1,432
Adjusted net debt to EBITDAR	1.4x	1.0x

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding fuel expense and special items from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM, or "unit cost"; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenue and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile